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                                                                    EXHIBIT 10.3
                         EXECUTIVE EMPLOYMENT AGREEMENT

          THIS AGREEMENT made and entered into as of the 11th day of August, 1993 by and between Union Bank of Tyler County, a West Virginia state bank with its principal offices located in Middlebourne, West Virginia (the "Bank") and Gary R. Davis (the "Executive"), and Hometown Bancshares, Inc., a corporation, (the "Holding Company").

          WHEREAS, the Executive is presently employed by the Bank as and Chief Executive Officer; and President.

          WHEREAS, the Board of directors of the Bank and the Holding Company, as sole shareholder of the Bank, recognize the valuable contribution of the Executive to the successful operation of the Bank and desire to assure continuity in the management and operation of the Bank; and

          WHEREAS, the Bank, the Executive and the Holding Company agree that this Agreement is not intended to alter the terms of the Executive's employment by the Bank absent a change in control of the Bank but rather is intended to be operative only upon a change in control of the Bank, as that term is defined herein.

          NOW, THEREFORE, for and in good consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1.  Operation of Agreement.  This Agreement shall be effective
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immediately upon its execution by the parties, but notwithstanding anything to the contrary contained herein, the provisions of this agreement concerning employment shall not become operative unless and until a change in control of the Bank, as that term is defined herein, shall occur and Executive is, on the date of such change in control, an employee of the Bank. Upon a change in control of the Bank, this Agreement and all provisions contained herein shall become operative immediately.

          2.  Change in Control of the Bank.  For purposes of this Agreement, a
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"change in control of the Bank" shall be deemed to have occurred if (i) any person or any combination of persons, partnerships, associations or other non-corporate entities acting as a group in concert, (other than the Bank, the Board of Directors of the Bank or the Board of Directors of the Holding Company, which for purposes hereof shall not without more be considered a group), owns or becomes the beneficial owner, directly or indirectly, of securities of the Bank or securities of the Holding Company representing 51% or more of the combined voting power of the Bank's or the Holding Company's then outstanding securities, or (ii) if the Bank or the Holding Company is acquired by a corporation or the Bank's assets or the Holding Company's assets are combined with or transferred to another bank or bank holding company, as the case may be, and less than a majority of the outstanding voting shares of the acquiring or surviving bank or holding company, as the case may be, after such acquisition, combination or transfer are owned, immediately after such acquisition,

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combination or transfer, by the owners of the voting shares of the Bank and
Holding Company outstanding immediately prior to such acquisition, combination or transfer.

          3.  Employment.  Upon the occurrence of a change in control of the
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Bank, the Bank hereby employs the Executive, and the Executive hereby agrees to serve the Bank, on the terms and conditions set forth herein.

          4.  Position and Duties.  The Executive shall serve as CEO, President,
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Director and employee of the Bank and shall have such responsibilities and authority as may be from time to time assigned to the Executive by the Board of Directors of the Bank (the "Board"); provided, however, that any duties assigned to the Executive shall be consistent with Executive's position in the Bank or, if inconsistent, then only as voluntarily agreed to by the Executive in writing. The duties of Executive hereunder shall be performed exclusively within Tyler County, West Virginia except that occasional trips outside these counties incidental to Bank business may be required hereunder from time to time. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Bank and any affiliate of the Bank. During the term of this Agreement, the Executive shall not perform service for or accept any position with any depository institution or affiliate of a depository institution other than the Bank and its affiliates.

          5.  Term.  The original term of this Agreement shall be for five (5)
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years; provided, however, that upon a change in control of the bank the
Executive's employment hereunder shall be for five (5) years commencing as of the date of such change in control ("Effective Date").

          6.  Compensation and Related Matters.
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          (a)  Salary.  During the period of the Executive's employment
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hereunder, the Bank shall pay to the Executive a salary at a rate of not less than the rate in effect immediately prior to the Effective Date. Thereafter, the Executive shall receive increases of 5% per year or, if greater, increases as determined by the Board in its discretion. Once so increased, compensation hereunder shall not thereafter during the term of this Agreement be decreased. Compensation shall be paid in substantially equal monthly installments or on a more frequent basis as may be convenient for the Bank. In addition to the regular salary, Executive shall be entitled to participate fully and equitably in any bonus plan which the Bank makes available to its employees.

          (b)  Expenses.  During the term of the Executive's employment
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hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including but not limited to all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Bank, provided that such expenses are (i) incurred and accounted for in accordance with the reasonable policies and procedures established by the Bank.

          (c)  Other Benefits.  The Executive shall be entitled to participate
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in all of the Bank's Executive benefit plans and arrangements that are now or hereafter made available by the Bank to its executives and key

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management employees on a basis consistent with the terms, conditions and overall administration of such plans or arrangements. The Bank shall not make any changes in any such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers of the Bank and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other officers of the Bank. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Bank for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be pro-rated in accordance with the number of days in such calendar year during which the Executive is so employed.

          (d) Vacations.  The Executive shall be entitled each year to a period
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of Four (4) weeks out of the Bank for vacation. The Executive shall also be entitled to additional time out of the Bank for attendance at such professional meetings, seminars and conventions as he shall deem reasonable and necessary for the personal well-being and professional advancement of the Executive. The time at which the Executive may be absent from the Bank shall be at the Executive's discretion provided that such time shall be reasonably compatible with the vacation, meeting and work schedule of other officers of the Bank.

          (e) Services Furnished.  The Bank shall furnish the Executive with
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office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of the duties as set forth in Paragraph four (4) hereof.

          (f) Taxes.  the Bank shall deduct from the compensation paid to the
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Executive under the provisions of this Agreement, social security taxes and all federal, state and municipal taxes and charges as may now be in effect or which may hereafter be enacted or required as charges on the Executive's compensation.

          (g) Sick Leave.  The Executive shall annually be entitled to a maximum
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of twelve (12) weeks sick leave with full pay.  In the event of extended illness, the Bank may request reasonable explanation from the physician of the Executive as to the nature and extent of his illness.

          (h) Automobiles.  If the Bank is presently providing the Executive
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with the use of an automobile to be used in the performance of his duties at the
Bank, during the term of this Agreement and any renewal thereof, the Bank shall continue to provide the said automobile or an automobile of comparable cost and quality every three (3) years for use by the Executive. Within a reasonable period after the end of the calendar year, the Executive shall provide the Bank with reasonable documentation as to the amount of personal use of the automobile and an estimate as to the fair value thereof. The Bank shall then issue a Form 1099 to the Executive reflecting the value of the personal use of the vehicle, but shall not be entitled to receive from the Executive said amount. The Bank shall pay the entire cost of the operation of said vehicle including, but not limited to, gas, oil, tune-up, repairs, tires and insurance, provided, however, if the Executive uses the automobile for vacation purposes, the Executive shall personally pay for the gas and oil used during that time.

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          7.  Termination By Bank.  After a change in control of the Bank,
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Executive's employment may be terminated by Bank only for the following reasons and if Executive's employment is so terminated, Executive shall receive the benefits hereinafter provided:

          (a) Death.  The Executive's employment hereunder shall terminate
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upon death, in which event the Bank shall be liable for any salary and other benefits which shall have accrued as of the date of the Executive's death.

          (b) Disability.  In the event of the physical or mental disability of
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the Executive resulting in the inability of the Executive to perform his usual and customary services contemplated under this Agreement, the Executive shall be entitled to continue to receive such benefits, including full compensation, as are set forth in this Agreement for a period of up to three (3) years from the date such disability occurs. After the expiration of such period, the Executive shall be deemed to have voluntarily terminated this Agreement. During the term of this Agreement, the payments called for hereunder shall be reduced by all payments to which the Executive may be entitled under any disability insurance policies maintained by the Bank.

          (c) Cause.  The Bank may terminate the Executive's employment
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hereunder for Cause by giving the Executive ten (10) days written notice of termination which notice shall specifically state that the termination is for cause and setting forth in reasonable detail the facts and circumstances providing a basis for the termination. If Executive's employment is terminated for Cause, Bank shall be liable for any salary and other benefits which shall have accrued as of the termination date stated in such notice of termination.

          For purposes of this Agreement, the Executive shall not be satisfactorily performing his duties and the Bank shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after written notice is given to the Executive by the Bank that specifically identifies the manner in which the Bank believes the Executive has not substantially performed his duties and the Executive is given a reasonable opportunity to rectify his performance, or (B) the commission of any act or acts of dishonesty constituting a felony under the laws of the State of West Virginia, or (C) the commission of any fraud, misappropriation or embezzlement from the Bank or (D) the determination of the West Virginia Board of Banking and Financial Institutions, the Board of Governors of the Federal Reserve System or other bank regulatory authority that the Executive has willfully violated any law relating to the Bank or has willfully engaged in any unsafe or unsound practices in conducting the business of the Bank. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank.

          The parties agree that if Bank attempts to terminate this Agreement for Cause under this subparagraph (c) of paragraph seven (7) which termination is disputed by the Executive, and the Executive prevails, such

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termination shall be deemed to be a termination without cause under subparagraph
(d) of paragraph seven (7), and the Executive shall be entitled to all termination benefits provided therein.

          (d) Without Cause.  The Bank may terminate the Executive's employment
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hereunder for reasons other than death, disability or Cause by giving Executive ninety (90) days written notice of termination which notice shall specifically
state that the termination is for other than Cause.   If Executive's employment
is terminated for other than Cause, Bank shall be liable for any salary and other benefits which shall have accrued as of the termination date stated in such notice. Not later than thirty (30) days after said termination date, Bank shall also pay to Executive a sum equal to three times the Executive's then current annual salary in one lump sum payment, plus continuation of all benefit plans in effect at date of termination for a period of three (3) years, without any cost to the Executive.

     8.   Termination by the Executive.  The Executive may terminate employment
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hereunder without any breach of this Agreement under the following circumstances and if Executive's employment is so terminated, Executive shall receive the benefits hereinafter provided:

          (a) Illness.  Executive's mental or physical health shall have become
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impaired to an extent that the continued performance of his duties hereunder will constitute a substantial threat to the physical or mental health of the Executive. At Bank's request, Executive will furnish Bank with a written statement of Executive's physician to such effect. In the event Executive so terminates employment, Bank shall be liable for six (6) months salary and other benefits.

          (b) Good Reason.  If the Bank, without the Executive's express written
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consent (i) fails to comply with any provision of this agreement which has not been cured within ten (10) days after written notice thereof from the Executive to Bank, or (ii) assigns the Executive duties inconsistent with the Executive's position, then Executive may give Bank thirty (30) days written notice that he
is terminating employment under this subparagraph (b).   If Executive terminates
the employment under this subparagraph (b) Bank shall be liable for any salary and other benefits which shall have accrued as of the termination date stated in such notice. Not later than thirty (30) days after said termination date, Bank shall also pay the Executive a sum equal to three (3) times the Executive's current annual salary in one lump sum payment, along with continuation of all benefit plans in effect at date of termination for a period of three (3) years without any cost to the Executive.

          (c) Resignation.  During the first 12 months after the change in
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control of the Bank, Executive may resign all positions hereunder with the Bank by delivering written notice of such resignation to the Bank Board. In the event of such resignation, the Bank shall pay Executive in one lump sum an amount equal to (i) Executive's then current annual salary and shall continue all benefit plans in effect at time of Executives resignation for one (1) year from date of resignation, without any cost to the Executive.

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      9.  Compensation During Disability.  During any period that the Executive
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is unable to perform the duties hereunder as a result of incapacity due to physical or mental illness ("disability period" ), the Executive shall continue to receive full salary at the rate then in effect for such period until the employment is terminated pursuant to Paragraph 7(b) hereof, provided that payments so made to the Executive during such period shall be reduced by the sum of the amounts, if any, payable to the Executive under any disability benefit plan of the Bank which were not previously applied to reduce any such payment.

     10.      Application of Section 280G.  In the event all or any portion of a
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payment made to Executive under Paragraph 7 or 8 would not be deductible by the
Bank because it constitutes an excess "parachute" payment under Section 280G of the Internal Revenue Code of 1986, as amended from time to time, such payment shall be reduced, to the minimum extent possible, so that no portion of the payment is not deductible as a result of Section 280G of the Code.

     11.      Arbitration.  The parties agree that any dispute or claim
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concerning this agreement or the terms and conditions of employment of the
Executive, including whether such dispute or claim is arbitrable, will be settled by binding arbitration. The arbitration proceedings shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration of the rules was made. A decision and award of the arbitrator made under the said rules shall be exclusive, final and binding on both parties, their heirs, executors, administrators, successors and assigns. The costs and expenses of the arbitration shall be borne evenly by the parties.

     12.  Successors; Binding Agreement
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          (a) This Agreement shall be binding upon the Bank and any successor to the Bank or the Holding Company whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Bank. The Bank will require that any entity, including any bank holding company which acquires all or substantially all of the Bank's outstanding voting stock (whether such acquisition or succession is direct or indirect, by purchase, merger, consolidation or otherwise) shall expressly guarantee the Bank's obligations hereunder in the same manner and to the same extent that the Bank would be required to perform if no such acquisition or succession had taken place.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or other person designated in writing by Executive to receive such payments.

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     13.  Notice.  For the purposes of this Agreement, notices, demands and all
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other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:          Gary R. Davis
                                   P.O. Box 1
                                   Middlebourne, WV 26149

     If to the Bank:               Union Bank of Tyler County
                                   Attn:  Timothy R. Aiken, V.P.
                                   P.O. Box 177
                                   Sistersville, WV 26175


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14.   Miscellaneous.  No provisions of this Agreement may be
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modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such other officers as may be specifically designated by the Board of Directors of the Bank. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of West Virginia.

          15.   Validity.  The invalidity or unenforceability of any provision
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or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          16.   Counterparts.  This Agreement may be executed in
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one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          17.   Attorneys' Fees.  In the event the Bank disputes
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its obligation to pay any amount due the Executive under this Agreement and the
Executive prevails, the Bank shall pay or reimburse the Executive for all reasonable costs incurred by the Executive in such dispute, including attorneys' fees and costs.

          18.   Covenant Not to Compete.  Executive will not for a period of one
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(1) year from the termination of employment, within Tyler County, West Virginia, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of or be connected in any manner with

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any bank, savings and loan or other financial institution of the type and character engaged in and competitive with that conducted by Bank at the time of such termination. The provisions of this paragraph shall not prevent Executive from purchasing solely for investment the stock or other securities of any corporation which is competitive with that of bank and the stock and securities of which are traded on any national or regional securities exchange or are actively traded in the over-the-counter market and registered under Section 12(g) of the Securities Exchange Act of 1934. The provisions of this paragraph shall apply regardless of whether the employment is terminated by the Bank or Executive.

          19.   Consulting.  For a period of one (1) year after termination of
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this Agreement by either party, the Executive shall be available at reasonable times on an irregular basis as a general advisor and consultant on all matters pertaining to the operations of the Bank. The Executive shall report to and be responsible only to the Board of Directors. The consulting services are to be performed at a mutually agreed upon rate of compensation plus reimbursement of all travel expense and all other expenses reasonably incurred in the performance of the duties under this paragraph. In no event shall Executive be required to spend in excess of seven (7) hours per week in the performance of Consulting services.

          20.   Assignment.  This Agreement is personal to each of the parties
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hereto and neither party may assign or delegate any of its rights or obligations hereunder. This Agreement shall be binding upon the heirs, successors and assigns hereto.

          21.   Indemnity.  The Bank shall indemnify the Executive and hold the
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Executive harmless for any acts or decisions made by the Executive in good faith while performing services for the Bank and shall use its best efforts to obtain coverage for the Executive under any insurance policy now in force or hereinafter obtained during the term of this agreement covering the other officers and directors of the Bank against losses. The Bank will pay all expenses, including attorneys fees, actually and necessarily incurred by the Executive in connection with the defense of any such act, suit or proceeding and in connection with the appeal thereon, including the cost of court settlements.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                            /s/ Gary R. Davis
                                            -----------------------------
                                                Gary R. Davis


Attest:                                     HOMETOWN BANCSHARES, INC.

By /s/ Philip B. Hill Sec'y                   By /s/ Philip B. Hill Sec'y
   ------------------------                      ------------------------


Attest:                                     UNION BANK OF TYLER COUNTY

By /s/Gloria J. Burge, Sec.                 By /s/ Gloria J. Burge, EVP
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